UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, Bradley Kinnish, the Chief Financial Officer of Marin Software Incorporated (the “Company”), notified the Company that he would resign from his position as the Chief Financial Officer to pursue another opportunity. Mr. Kinnish’s resignation as Chief Financial Officer is effective as of December 5, 2019.  Mr. Kinnish will remain an employee of the Company through December 13, 2019.  Mr. Kinnish’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s finances, accounting, operations, practices or policies.

On December 5, 2019, the Company’s board of directors (the “Board”) appointed Robert Bertz as the Chief Financial Officer of the Company, including as the “principal financial officer” and “principal accounting officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, effective December 5, 2019. Mr. Bertz has served as the Company’s Vice President and Corporate Controller since April 2019. Before joining the Company, Mr. Bertz served in various positions at Enphase Energy, Inc., a supplier of solar microinverters, from October 2014 to April 2019, including as the Corporate Controller of Enphase Energy from June 2015 to April 2019. Prior to Enphase Energy, Mr. Bertz served as the Chief Financial Officer and Controller of Civitas Media/Heartland Publications LLC, a newspaper publisher, from May 2011 to April 2014, and as the Chief Financial Officer of Ensenda, Inc., a transportation and logistics company, from December 2008 to May 2011. Prior to this, Mr. Bertz served as the Vice President of Finance and Corporate Controller of ServiceSource International, Inc., a customer journey experience company, from December 2006 to November 2008, as the Corporate Controller of Cost Plus, Inc., a specialty retail store and subsidiary of Bed Bath & Beyond Inc., from 2003 to 2006, and as the Vice President and Corporate Controller of PeoplePC, an internet service provider and subsidiary of EarthLink, Inc., from 1999 to 2002. Mr. Bertz is a licensed Certified Public Accountant (inactive) and received his Bachelor of Business Administration in Accounting from the University of Texas Austin.

On December 5, 2019, and in connection with Mr. Bertz’s appointment as Chief Financial Officer, the Board approved the Company’s entry into an offer letter agreement (the “Offer Letter”) with Mr. Bertz, which includes the following terms: (i) an annual base salary of $275,000, effective December 5, 2019 and (ii) a target bonus of 50% of Mr. Bertz’s annual base salary, prorated for the portion of fiscal 2019 for which he is employed as Chief Financial Officer of the Company. Mr. Bertz’s employment is at will and may be terminated any time by the Company, with or without cause. The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

On December 5, 2019 (the “Grant Date”), and in connection with Mr. Bertz’s appointment as Chief Financial Officer, the Board also approved a grant of 20,000 restricted stock units (the “RSU Award”) with respect to shares of the Company’s common stock pursuant to and accordance with the Company’s 2013 Equity Incentive Plan, as amended. Subject to Mr. Bertz’s provision of service to the Company on each vesting date, twenty-five percent of the shares subject to the RSU Award will vest and settle on each annual anniversary of the Grant Date.

On December 5, 2019, and in connection with Mr. Bertz’s appointment as Chief Financial Officer, the Board also approved the Company’s entry into a change in control and severance agreement (the “Severance Agreement”) with Mr. Bertz, effective as of December 5, 2019, which includes the following terms:

•

The Severance Agreement provides for an initial three-year term, subject to automatic renewal for successive three-year terms measured from the initial expiration date of December 5, 2022. Mr. Bertz will be entitled to certain severance benefits if he is subject to (a) a Separation (as defined in the Severance Agreement) within three months prior to or 12 months following a Change in Control (as defined in the Severance Agreement) as a result of the Company or its successor terminating his employment for any reason other than Cause (as defined in the Severance Agreement) or Mr. Bertz voluntarily resigning his employment for Good Reason (as defined in the Severance Agreement) (a “CIC Qualifying Termination”); or (b) a Separation that is not a CIC Qualifying Termination, but which results from the Company terminating Mr. Bertz’s employment for any reason other than Cause or Mr. Bertz voluntarily resigning his employment for Good Reason (a “Qualifying Termination”).

•

In the event of a CIC Qualifying Termination, Mr. Bertz would be entitled to receive severance benefits equal to six months of his then-current annual base salary, the pro rata portion of his unpaid annual target bonus at the then-current rate equal to the number of full months for which he has completed service during the fiscal year in which the Separation occurs, 50% of his annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for six months. In addition, the shares underlying all unvested equity awards held by him immediately prior to such termination, including awards that would otherwise vest only upon satisfaction of performance criteria subject to the following sentence, will become vested and exercisable in full as to 100% of the then unvested shares subject to the equity award. For equity awards that would otherwise vest only upon satisfaction of performance criteria, the foregoing acceleration will be measured as if all applicable performance criteria were achieved at target levels, except to the extent otherwise provided in the award agreement evidencing such award.

•

In the event of a Qualifying Termination, Mr. Bertz would be entitled to receive severance benefits equal to three months of his then current annual base salary, 25% of his annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for three months.

The foregoing summary of the Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Severance Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Mr. Bertz is also expected to enter into the Company’s standard form of indemnity agreement. The form of indemnity agreement was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K (No. 001-35838), as filed with the Securities and Exchange Commission on March 1, 2018 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Bertz and any other persons, pursuant to which he was appointed as Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Bertz and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: December 5, 2019	By:	/s/ Christopher A. Lien
Christopher A. Lien
Chief Executive Officer

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